UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020

IES Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 19, 2020, IES held its 2020 Annual Stockholders Meeting (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected all of the Company’s nominees for Director, (2) ratified the appointment of Ernst & Young LLP as the Company’s certified public accountants for the fiscal year ending September 30, 2020, and (3) approved, by advisory vote, the compensation of the Company’s named executive officers, as described in the proxy statement for the Annual Meeting.

(1)

Proposal One: Election of Directors to serve until the 2021 Annual Stockholders Meeting and until their successors are duly elected and qualified (or until their earlier death, resignation or removal). Each Director was elected as follows:

	NAME	FOR	WITHHELD	BROKER NON-VOTE
01—	Todd M. Cleveland	17,428,684	613,699	2,141,781
02—	Joseph L. Dowling III	17,959,741	82,642	2,141,781
03—	David B. Gendell	17,552,773	489,610	2,141,781
04—	Jeffrey L. Gendell	17,844,583	197,800	2,141,781
05—	Joe D. Koshkin	17,345,872	696,511	2,141,781
06—	Donald L. Luke	16,516,426	1,525,957	2,141,781
07—	Gary S. Matthews	17,878,657	163,726	2,141,781

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company’s certified public accountants for the Company for fiscal year 2020 was approved as follows:

20,106,094	52,813	25,257	0
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

(3)	Proposal Three: Approval, by advisory vote, of the compensation of the Company’s named executive officers, as described in the proxy statement for the Annual Meeting:

17,968,315	69,077	4,991	2,141,781
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: February 20, 2020	/s/ Mary K. Newman
Mary K. Newman
General Counsel & Corporate Secretary